Exhibit 2.4

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

9/8/2022 4:50:43 PM

Work Order Number: W2022090800306
Reference Number: 20222603277
Through Date: 9/8/2022 4:50:43 PM
Corporate Name: GENESIS ELECTRONICS GROUP INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20222602871	Certificate of Designation	25

Respectfully,

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Jessica Holmes
Certificate Number: B202209082988785
You may verify this certificate
online at http://www.nvsos.gov

Filed in the Office of Secretary of State State Of Nevada Business Number C5889 - 1998 Filing Number 20222602871 Filed On 9/7/2022 3:55:00 PM Number of Pages 25

GENESIS ELECTRONICS GROUP, INC. ACTION BY WRITTEN CONSENT OF SHAREHOLDERS OF AC PARTNERS, INC. IN LIEU OF SPECIAL MEETING WHEREAS, pursuant to the applicable statutes and Bylaws of this Corporation, it is deemed desirable and in the best interests of this Corporation that the following actions be taken by the Shareholders or this Corporation pursuant to this Written Consent : NOW, THEREFOR BE IT RESOLVED that the undersigned Shareholders of this Corporation hereby consent to, approve and adopt the following : CREATION OF PREFERED STOCK WHEREAS, the Shareholders deem it in the best interest of the Corporation to authorize Preferred Stock in pursuant to the Nevada R e vised Statutes Law (NRS 78 . 1955 ) in the amount of 1 , 000 , 000 authorized shares to improve the capitalization of the Corporation, and ; WHEREAS, the majority of Shareholders are in agreement that it is in the best interest of the Corporation to authorize Preferred Stock pursuant to Section 78 . 1955 of the Nevada Revised Statutes Law in the amount of 1 , 000 , 000 authorized shares to improve the capitalization of the Corporation, and ; WHEREAS, in accordance with the Nevada Corporations Code and the Corporation's Bylaws, the Corporation may authorize the creation of Prefened Stock by the written consent of its Shareholders . NOW, THEREFORE, BE IT RESOLVED, that by majority written consent of the Shareholders of the Corporation and pursuant to the provisions of the Nevada Revised Statues law (NSR 78 . 1955 ) the Corporations' Certificate of Incorporation shall be amended to authorize 1 , 000 , 000 shares of preferred stock, par value $ 0 . 001 per share (the " Preferred Stock")), and ; RESOVED, that by majority agreement of the Shareho 1 ders of the Corporation, pursuant to the provisions of the Nevada Revised Statues Law (NSR 78 . 1955 ) and in accordance with the Corporations' Certificate of Incorporation (as such may be amended, modified or restated from time to time, approve the creation of 1 , 000 , 000 shares of preferred stock, par value $ 0 . 00 I per share (the " Preferr e d Stock")) . The rights of the Preferred Shares will be determined and created, by the approva l and filing of the designation and number of shares of any specific series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof will be set forth based on a Certificate of Designation . RESOLVED, that the total authorized shares of the Preferred Stock will be one million ( I , 000 , 000 ) shares .

CREATION OF SERIES A PREFERED STOCK WHEREAS, the majority of Shareholders deem it in the best interest of the Corporation to authorize the creation of a Series A Preferred Stock in pursuant to the Nevada Revised Statutes Law (NRS 78 . 1955 ) in the amount of 1 , 000 authorized shares to improve the capitalization of the Corporation, and ; WHEREAS, the majority of Shareholders are in agreement that it is in the best interest of the Corporation to authorize the creation of a Series A Preferred Stock in accordance with the attached Certificate of Designation of the Series A Preferred Stock Pursuant to Section 78 . 1955 of the Nevada Revised Statutes Law in the amount of 1 , 000 authorized shares to improve the capitalization of the Corporation, and ; WHEREAS, in accordance with the Nevada Corporations Code and th e Corporation's Bylaws, the Corporation may authorize Preferred Stock and create the Certificate of Designations of the Series A Preferred Stock by the written consent of its Shareholders . NOW, THEREFORE, BE IT RESOLVED, that by majority written consent of the Shareholders of the Coll'oration and pursuant to the provisions of the Nevada Revise(/ Statues Law (NSR 78 . 1955 ) the Corporations' Certificate of Incoll'oration shall be amended to authorize 1 , 000 shares of Series A Preferred Stock , par value $ 0 . 001 per share (the '' Pr efe rred Stock ")), and ; RESOVED, that by majority agreement of the Shareholders of the Corporation, pursuant to the provisions of the Nevada Revised Statues Law (NSR 78 . 1955 ) and in accordance with the Corporations' Certificate of Incorporation (as such may be amended, modified or restated from time to time, which authorizes 1 , 000 , 000 shares of preferred stock, par value $ 0 . 00 I per share (the " Preferred Sto c k ")), the Coll'oration shall create a class of Series A Preferred Shares . The rights of the Series A Preferred Shares may be, and hereby are, created, and that the designation and number of s h ares of such series, and the voting and other powers, preferences and relative , participating , optional or other rights, and the qualifications . limitations and restrictions thereof are as set forth in the attached Certificate of Designation . RESOLVED, that the total authorized shares of the Series A Preferred Stock wilt be one thousand ( 1 , 000 ) shares . CREATION OF SERIES B PREFERED STOCK WHEREAS , the majority of Shareholders deem it in the best interest of t he Corporation to authorize the creation of a Series B Preferred Stock in pursuant to the Nevada Revised Statutes Law (NRS 78 . 1955 ) in the amount of 500 , 000 authorized shares to improve the capitalization of the Corporation, and ;

WHEREAS, the majority of Shareholders are in agreement that it is in the best interest of the Corporation to authorize the creation of a Series B Preferred Stock in accordance with the attached Certificate of D esignation of t h e Series B Preferred Stock Pursuant to Section 78 . 1955 of the Nevada Revised Statutes Law in the amount of 500 , 000 authorized shares to improve the capitalization of the Corpora ti on , and ; WHEREAS, in accordance with the Nevada Corporat i ons Code and the Corporation's Bylaws, the Corporation may authorize Preferred Stock and create the Certificate of Designations . of the Series B Preferred Stock by the written consent of its Directors . NOW, THEREFORE, BE IT RESOLVED, that by majority written consent of the Shareholders of the Corporation and pursuant to the provisions of the Nevada Revised Statues Law (NSR 78 . 1955 ) the Co rp o r ations' Certificate of Incorporation shall be amended to authorize 500 , 000 sha r es of Series B Preferred Stock, par value $ 0 . 001 per share (the " Pr efe rr e d St oc k ")), and ; R ESOVED, that by majority agreement of the Shareholders of the Corporation, pursuant to the provisions of the Nevada Revised Statues Law (NSR 78 . 1955 ) and in accordance with the Corporations' Certificate of Incorporation (as such may be amended, modified or restated from time to time, which authorizes 1 , 000 , 000 shares of preferred stock, par value $ 0 . 001 per share (the "Preferred Sto c k ")), the Corporation shall create a class of Series B Preferred Shares . The rights of the Series B Preferred Shares may be, and hereby are, created, and that the designation and number of sha r es of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof are as set forth in the attached Ce 1 iificate of Designation . RESOLVED, that the total authorized shares of the Series B Preferred Stock will be five hundred thousand ( 500 , 000 ) shares . GENERAL RESOLUTIONS RESOLVED, that any officer of the Corporation is hereby authorized and directed to take or cause to be taken all such further actions, to cause to be executed and delivered all such further agreements, documents, amendments, r equests , reports, certificates, and other instruments, in the name and on behalf of the Corporation, and to take all such further act i on, as such officer executing the same in his or her discretion may consider necessary or appropriate, in order to carry out the intent and purposes of the foregoing resolutions ; FURTHER RESOLVED, that this Consent shall have the same force and effect as a majority vote cast at a special meeting of the Directors, duly ca ll ed, noticed, convened and held in accordance with the law, the Articles ofincorporation, and the B ylaws of the Corporation . Dated; September 2, 2022 SHAREHOLDERS:

Braden Jones ls/Braden Jones Signature 51% Percent of Voting Shares

GENESIS ELECTRONICS GROUP, INC. CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES A PREFERRED STOCK Genesis Electronics Group, Inc . (the "Company"), a corporation organized and existing under the laws of Nevada, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Articles of Incorporation of the Company, it has adopted resolutions (a) authorizing the creation of Series A Preferred Stock of the Company and (b) providing for the designations, preferences and relative participating, optional or other r i ghts, and the qualifica tio ns , limitations or restrictions thereof, as follows : SECTION 1 . DESIGNATION OF SERIES . The shares of such series shall be d esignated as the "Series A Preferred Stock" and the number of shares initially constituting such series shall be up to One Thousand ( 1 , 000 ) shares . SECTION 2 . DIVIDENDS . The holders of the Series A Preferred Stock shall not be entitled to receive dividends paid on the common stock . SECTION 3 . LIQUIDATION PREFERENCE . The holders of the Series A Preferred Stock shall not be entitled to any liquidation preference . SECTION 4 . VOTING . The holders of the Series A Preferred Stock will have the shareholder voting rights as described in this Section 4 or as required by law . 1. Voting Rights . For so long as any shares of the Series A Preferred Stock remain i ssued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote in an amount equa l to fifty one percent ( 51% ) of the t otal voting power of the Company's shareholders per 1 , 000 shares of Series A Preferred Stock held . The total voting power of the 1 , 000 shares of Series A Preferred Stock shall be fifty - one perce . nt ( 5 1% ) . Such vote shall be detennined by the holder(s) of a majority of the then issued and ou t standing shares of Series A Preferred Stock . 2. Amendments to Articles and Bylaws . So long as the Ser i es A Prefen - ed Stock is outstanding, the Company shall not, without the affirmative vote of the holders of all outstanding shares of Series A Preferred Stock, voting separately as a class (i) amend, alter or repeal any provision of the Articles of Incorporation or the Bylaws of the Company so as to adverse l y affect the designations, preferences, limitations and relative rights of the Series A Preferred Stock, (ii) effect any reclassification of the Se 1 ies A Preferred Stock, excluding a reverse s t ock sp l it or forward split , or (iii) designate any additional series of preferred stock, the designation of which adversely effects the rights , privileges, preferences or limitations of the Series A Preferred Stock set forth herein .

4 . 3 . Amendment of Rights of Series A Preferred Stock . The Company shall not, without the affirmative vote of the holders of all outstanding shares of the Series A Preferred Stock, amend, alter or repeal any provision of this Certificate of Designation, provided , however, that the Company may, by any means authorized by law and without any vote of the holders of shares of the Series A Preferred Stock, make technical, corrective, admin i strative or similar changes in this Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of the Series A Preferred Stock . SECTION 5 . NO CONVERSION RlGHTS . The shares of the Series A Preferred Stock shall have no conversion righ t s into shares of common stock . SECTION 6 . REDEMPTION RIGHTS . The shares of the Series A Preferred Stock shall be automatically, and without any required action by the Company or the holders thereof, redeemed by the Company at their par value on the date that the Company's shares of common stock first trade on any national securities exchange and such listing is conditioned upon the elimination of the preferential voting rights of the Series A Preferred Stock set forth in this Certificate of Designation . SECTION 7 . NOTICES . Any notice required hereby to be given to the holders of shares of the Series A Preferred Stock shall be deemed given if sent by email or deposited in the United States mail, postage prepaid, and addressed to each holder of record at his , her or its address appearing on the books of the Company . SECTION 8. MISCELLANEOUS. (a) The headings of the various sections and subsections of this Certificate of Designations are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation. (b) Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law and publish policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should detem1ine that a provision of this Certificate of Designation would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law. (c) Except as may otherwise be required by law, the shares of the Series A Preferred Stock shall not have any powers , designat i ons , preferences or other special rights, other than those specifically set forth in this Certificate of Designation

CERTIFICATE OF DESIGNATION OF GENESIS ELECTRONICS GROUP, INC. 1. The name of the corporation is Genesis Electronics Group, I nc . , a Nevada corporation (the "Corporation") . 2. By resolution of the board of directors pursuant to a provision in the articles of incorporation of the Corporation, this certificate establishes the following regarding the voting powers , designations , preferences, limitations, restrictions and relative rights of the following class or series of stock . This series of the Corporation's Preferred Stock shall be designated ''Series B Preferred Stock" . The number of shares constituting the Series B Preferred Stock shall be Five Hundred Thousand ( 500 , 000 ) shares . The total face value of this entire series is Five Million Dollars ( 5 , 000 , 000 . 00 ) . Each share of Series B Preferred Stock shall have a stated face value of One Hundred Dollars ( $ 10 . 00 ) ("Share Value") , and is convertible into shares of fully paid and non - assessable shares of common stock (''Common Stock") of the Corporation in accordance with Section 3 below . The Series B Preferred Stock shall have the rights, preferences and privileges set forth below : Section 1 . Dividends . The holders of outstanding shares of the Series B Preferred Stock (the "Holders") shall be entitled to receive dividends pari passu with theholders of Common Stock, except upon a liquidation, dissolution and winding up of the Corporation, as provided below in Section 2 of this Certificate . Such dividends shall bepaid equally to all outstanding shares of Series B Preferred Stock and Common Stock, on an as - if - converted basis with respect to the Series B Preferred Stock . The right to such dividend on the Series B Preferred Stock shall be cumulative . At the sole option of the Holder, dividends may be converted into Common Stock at the Conversion Price in acco r dance with Section 3 below . In the event that the Corporation declares a stock dividend, the nwnber of dividend shares distributed to Holder shall not exceed the limits set forth in Section 3 (c) below, Limitations of Conversions, and the remaining balance of dividend shares shall accrue on the books on the Corporation in favor of the Holders . The Holders may at any time request the distribution of accrued dividend shares, subject to the limitations of Section 3 (c) below, by sending a written notice to the Corporation . Section 2 . Liquidation Preference . In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holder of each outstanding share of the Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its shareho l ders upon such liquidation, whether such assets are capital or surplus of any nature, an amount equal to Ten Dollars ( $ 10 . 00 ) for each such share of the Series B Preferred Stock (as adjusted for any combinations, consol i dations , stock distributions or stock dividends with respect to such shares), plus all dividends, if any, declared and unpaid thereon as of the date of such distribution, before any payment shall be made or any assets distributed to the holders of the Common Stock, and, after such payment, the remaining assets of the Corporation shall be distributed to the holders of Conunon Stock. (a) If the assets to be distributed pursuant to this Section 2 to the holders of the Series B Preferred Stock shall be insufficient to permit the receipt by such holders of the full preferential amounts aforesaid, then all of such assets shall be distributed among such holders of Series B Preferred Stock ratably in accordance with the number of such shares then held by each such holder . (b) The sale of all or substantially all of the Corporation's assets, any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own l ess than fifty percent ( 50% ) of the Corporation's voting power immediately after such consolidation, merger or reo r ganization , or any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent ( 50% ) of the Corporation's voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Corporation, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2 . Section 3. Conversion . The Ser i es B Preferred Stock shall be subject to conversion into Common Stock upon the following terms and conditions: (a) Timing and Mechanics of Conversion. The Holder has the right, at any time, at its election, to convert shares of Series B Prefe 1 Ted Stock into shares of Common Stock . The conversion price shall be $ 0 . 001 (the "Conversion Price"), subject to adjustments described in Section 3 . The number of shares of Common Stock receivable upon conversion of one share of Series B Preferred Stock equals the Share Value divided by the Conversion Price . A conversion notice (the "Conversion Notice") may be delivered to Corporation by method of Holder's choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Holder . If no objection is delivered from the Corporation to the Holder, with respect to any variable or calculation reflected in the Conversion Notice within 24 hours of delivery of the Conversion Notice, the Corporation shall have been thereafter deemed to have iITevocably confinned and irrevocably ratified such notice of conversion and waived any objection thereto . The Corporation shall deliver the shares of Common Stock from any conversion to the Holder (in any name directed by the Holder) within three (3) business days of Conversion Notice delivery . If the Corporation jg participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, then upon request of the Holder and provided that the shares to be issued are eligible for transfer under Rule 144 of the Securities Act of 1933 , as amended (the "Securities Act"), or are effectively registered under the Securities Act, the Corporation shall cause its transfer agent to electronically issue the Common Stock issuable upon conversion to the Ho l der through the OTC Direct Registration

System ("DRS") . If the Corporation is not participating in the DTC FAST program, then the Corporation agrees in good faith to apply and cause the approval for participation in the OTC FAST program . (b) Conversion Delays . If Corporation fails to deliver shares in accordance with the timeframe stated in this Section 3 , then for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $ 1 , 500 per day shall be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made ; and such penalty may be converted into Common Stock at the Conversion Price or payable in cash, at the sole option of the Holder (under the Holder's and the Corporation's expectations that any penalty amounts shall tack back to the original date of the issuance of Series B Preferred Stock, consistent with applicable securities laws) . (c) Limitation of Conversions . In no event shall the Holder be entitled to convert any Series B Preferred Stock, such that upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Series B Preferred Stock or the unexercised or unconverted portion of any other security of the Corporation subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of Series B Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4 . 99 % of the outstanding shares of Common Stock . For purposes of the proviso of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13 (d) of the Securities Exchange Act of 1934 , as amended (the 'exchange Act"), and Regulations 13 D - G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days prior notice to the Corporation, and the provisions of the conversion limitation shall continue to apply until such 61 st day ( or such later date, as determined by the Holder, as may be specified in such notice of waiver) . (d) Adjustment to Conversion Price for Stock Dividends, Consolidations and Subdivisions . In case the Corporation at any time after the first issuance of a share of the Series B Preferred Stock shall declare or pay on the Common Stock any dividend in shares of Common Stock, or effect a subdivision of the outstanding shares of the Common Stock into a greater number of shares of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in shares of the Common Stock), or shall combine or conso l idate the outstanding shares of the Common Stock into a lesser number of shares of the Common Stock (by reclassification or otherwise), then, and in each such case, the Conversion Price (as previously adjusted) in effect immediately prior to such declaration, payment, subdivision, combination or consolidation shall, concurrently with the effectiveness

(e) (t) of such declaration, payment, subdivision, combination or consolidation, be proportionately adjusted . Adjustments for Reclassifications and Certain Reorganizations . In case the Corporation at any time after the first issuance of a share of the Series B Preferred Stock shall reclassify or otherwise change the outstanding shares of the Common Stock , whether by capital reorganization, reclassification or otherwise, or sha!J consolidate with or merge with or into any other corporation where the Corporation is not the surviving corporation but not otherwise, then, and in each such case, each outstanding share of the Series B Preferred Stock shall, immediately after the effectiveness of such reclassification, other change, consolidation or merger, be convertible into the type and amount of stock and other securities or property which the holder of that number of shares of the Common Stock into which such share of the Series B Preferred Stock would have been convertible before the effectiveness of such reclassification, other change, consolidation or merger would be entitled to receive in respect of such shares of the Common Stock as the result of such reclassification , other change, consolidation or merger . Fractional Shares . No fractional shares of the Common Stock shall be issuable upon the conversion of shares of the Series B Preferred Stock and the Corporation shall pay the cash equivalent of any fractional share upon such conversion . Reservation of Stock Issuable Upon Conversion . The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of the Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of shares of the Common Stock as shall from time to timebe sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock ; and if at any time the number of authorized but unissued shares of the Common Stock shall not be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock , the Corporation will take such corporate action as is necessary to increase its authorized by uni s sued shares of the Common Stock to such number of shares as shall be sufficient for such purpose . Section 4 . Notices . Any notice required by theprovisions of this Certificate of Designation to be given to holders of shares of the Series B Preferred Stock shall be deemed given three days following the date on which mailed by certified mail, return receipt requested, postage prepaid , addressed to such holder at the address last appearing on the books of the Corporation for such holder or given by such holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the principal office of the Corporation, or upon personal delivery to the aforementioned address . Section 5 . Voting Rights . Except as required by law or as specifically provided herein , the Holders of Series B Preferred shall not be entitled to vote, as a separate class or otherwise , on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting) ; provided , however, that each Holder of outstanding shares of Series B Preferred shall (g)

be entitled, on the same basis as holders of Common Stock, to receive notice of such action or meeting . Section 6 . Protective Provisions . So long as any shares of the Series B Preferred Stock shall remain outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock voting together as one class alter or change the rights, preferences or privileges of the shares of the Series B Preferred Stock so as to affect materially and adversely such shares ; or The Corporation hereby covenants and agrees that the Corporation will not, by amendment . of its Certificate of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or perfonnance of any of the terms of this Certificate of Designation, and will at all times carry out all the provisions of this Certificate of Designation and take all action as may be required to protect the rights of the Holders . Section 7 . Status of Converted Stock . In the event any shares of the Series B Preferred Stock shall be converted pursuant to Section 3 above, the shares so converted shall be cancelled and shall revert to the Corporation's authorized but unissued Preferred Stock . Section 8 . Transferability . This Series B Preferred Stock shall be transferable and may be assigned by the Holder, to anyone of its choosing without Corpo r ation's approval subject to applicable secmities laws . Lender covenants not to engage in any unregistered public distribution of the Series B Preferred Stock when making any assignments . Section 9 . Notices . Any notice required hereby to be given to the holders of shares of the Series B Prefened Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder ofrecord at his , her or its address appear i ng on the books of the Corporation for such holder or given by such holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the principal office of the Corporation, or upon personal delivery to the aforementioned address . Section I0. Public Disclosure. The Corporation and the Holder agree not to issue any public statement with respect to the Holder's investment or proposed investment in the Corporation's Series B Preferred Stock, or the tenns of any agreement or covenant without the other party's prior written consent, except such disclosures as may be required wider applicable law or under any applicable order , rule or regulation. Section 11. Miscellaneous . (a) The headings of the various sections and subsections of this Certificate of Designation are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation . (b) Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law and public policy . If any provision set forth herein is held to be invalid , unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invabdating or otherwise adversely affecting the remaining provisions of this Certificate of Designation . No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein . If a court of competent jurisdiction should determine that a provision of this Certificate of Designation would be valid or enforceable if a period of time were extended or shortened, then suc h court may make such change as shall be nec essary to render the provision in question effective and valid under applicab l e law . (c) Except as may otherwise be required by law, the shares of the Series B Preferred Stock shall not have any powers, designations, preferences or other special right s, other than those s pecifically set forth in this Certificate of Designation. (d) Notw ithstanding anything to the contrary herein , with re s pect to payment of dividends and distribution of assets upon l iquid at ion, dissolution or winding up of the Corporation, whether voluntary or involuntary, all s hares of Series B Preferred Stock sha ll rank junior to all outstanding shares of Series A, B Pr efe rr ed Stock.

GENESIS ELECTRONICS GROUP, INC. ACTION BY WRITTEN CONSENT OF SHAREHOLDERS OF AC PARTNERS, INC. IN LIEU OF SPECIAL MEETING WHEREAS, pursuant to the applicable statutes and Bylaws of this Corporation, tt 1 s deemed desirable and in the best interests of tl 1 is Corporation that the following actions be taken by the Shareholders or this Corporation pursuant to this Written Consent : NOW, THEREFOR BE IT RESOLVED that the undersigned Shareholders of this Corporation hereby consent to, approve and adopt the following : CREATION OF PREFERED STOCK WHEREAS, the Shareholders deem it in the best interest of the Corporation to authorize Preferred Stock in pursuant to the Nevada Revised Statutes Law (NRS 78 . 1955 ) in the amount of 1 , 000 , 000 authorized shares to improve the capitalization of the Corporation, and ; WJ - IEREAS, the majority of Shareholders are in agreement that it is in the best interest of the Corporation to authorize Preferred Stock pursuant to Section 78 . 1955 of the Nevada R ev is e d Statutes Law in the amount of 1 , 000 , 000 authorized shares to improve the capitalization of the Corporation, and ; WHEREAS, in accordance with the Nevada Corporations Code and the Corporation's Bylaws, the Corporation may authorize the creation of Preferred Stock by the written consent of its Shareholders . NOW, THEREFORE, BE IT RESOLVED, that by majority written consent of the Shareholders of the Corporation and pursuant to the provisions of the Nevada Revised Statues Law (NSR 78 . 1955 ) the Corporations' Cet 1 ificate of Incorporation shall be amended to authorize 1 , 000 , 000 shares of preferred stock, par value $ 0 . 001 per share (the " Pr efer red Sto ck")) , and ; RESOVED, that by majority agreement of the Shareholders of the Corporation, pursuant to the provisions of the Nevada Revised Statues law (NSR 78 . 1955 ) and in accordance with the Corporations' Certificate of Incorporation (as such may be amended, modified or restated from time to time, approve the creation of 1 , 000 , 000 shares of preferred stock, par value $ 0 . 001 per share (the " Pr efer r e d Stock")) . The rights of the Preferred Shares will be determined and created, by the approval and filing of the designation and number of shares of any specific series, and the voting and other powers, preferences and relative, participating , optional or other rights, and the qualifications, limitations and restrictions thereof will be set forth based on a Certificate of Designation . RESOLVED, that the total authorized shares of the Preferred Stock will be one million ( 1 , 000 , 000 ) s h ares .

CREATION OF SERIES A PREFERED STOCK WHEREAS, the majority of Shareholders deem it in the best interest of the Corporation t o authorize the creation of a Series A Preferred Stock in pursuant to the Nevada Revised Statutes Law (NRS 78 . 1955 ) in the amount of 1 , 000 authorized shares to improve the capitalization of the Corporation, and ; WHEREAS, the majority of Shareholders are in agreement that it is in the best interest of the Corporation to authorize the creation of a Series A Preferred Stock in accordance with the attached Certificate of D esignat i on of the Series A PrefetTed Stock Pursuant to Section 78 . 1955 of the Nevada Revised Statutes Law in the amount of 1 , 000 authorized shares to improve the capitalization of the Corporation, and ; WHEREAS , in accordance with the Nevada Corporations Code and the Corporation's Byl aws , the Corporation may authorize Prefe 1 Ted Stock and create the Cert i ficate of Designations of the Series A Preferred Stock by the written consent of its Shareholders . NOW, THEREFORE, BE IT RESOLVED, that by majority written consent of the Shareholders of the Corporation and pursuant to the provisions of the Nevada Revised Statues law (NSR 78 . 1955 ) the Corporations' Certificate of Incorporation shall be amended to authorize 1 , 000 shares of Series A Preferred Stock, par value $ 0 . 001 per share (the " Pr efer r e d Stock " )), and ; RESOVED, that by majority agreement of the Shareholders of the Corporation, pursuant to the provisions of the Nevada Revised Statues Law (NSR 78 . 1955 ) and in accordance with the Corporations' Certificate of Incorporation (as such may be amended, modified or restated from time to time , which authorizes 1 , 000 , 000 shares of preferred stock, par value $ 0 . 00 l per share (the " Preferred Stock")), the Corporation shall create a class of Series A Preferred Shares . The rights of the Series A Prefened Shares may be , and hereby are, created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating , optional or other rights, and the qualifications, limitations and restrictions thereof are as set forth in the attached Certificate of Designation . RESOLVED , that the total authorized shares of the Series A Preferred Stock will be one thousand ( 1 , 000 ) shares . CREATION OF SERIES B PREFERED STOCK WHEREAS , the majority of Shareholders deem it in the best interest of the Corporation to authorize the creation of a Series B Preferred Stock in p ursuant to the Nevada Revised Statutes Law (NRS 78 . 1955 ) in the amount of 500 , 000 authorized shares to improve the capitalization of the Corporation, and ;

WHEREAS, the maj 01 ity of Shareholders are in agreement that it is in the best interest of the Corporation to authorize the creation of a Series B Preferred Stock in accordance with the attached Certificate of Designation of the Series B Prefen - ed Stock Pursuant to Section 78 . 1955 of the Nevada Revised Statutes Law in the amount of 500 , 000 authorized shares to improve the capitalization of the Corporation , and ; WHEREAS , in accordance with the Nevada Corporations Code and the Corporation's Bylaws, the Corporation may authorize Preferred Stock and create the Certificate of Designations of the Series B P referred Stock by the written consent of its Directors . NOW, THEREFORE , BE IT RESOLVED, that by majority written consent of the Shareholders of the Corporation and pursuant to the provisions of the Nevada Revised Statues Law (NSR 78 . 1955 ) the Corporations' Ce 1 tificate of Incorporation shall be amended to authorize 500 , 000 shares of Series B Preferred Stock , par value $ 0 . 00 1 per share (the '' Pr efer r ed St oc k ")), and ; RESOVED , that by majority agreement of the Shareholders of the Corporation, pursuant to the provis i ons of the Nevada Revised Statues Law (NSR 78 . 1955 ) and in accordance with the Corporations' Certificate of Incorporation (as such may be amended, modified or restated from time to time , which authorizes 1 , 000 , 000 shares of prefened stock, par value $ 0 . 001 per share (the " P refe rr e d S t oc k ' ')), the Corporation shall create a class of Series B Preferred Shares . The rights of the Series B Preferred Shares may be, and hereby are, created, and t hat the designation and number of sha r es of such series, and the voting and other powers , preferences and relative, participating , optional or other rights , and the qualifications , limitations and restrictions thereof are as set forth in the attached Cert i ficate of Designation . RESO L VED , that the total autho r ized shares of the Series B Preferred Stock will be five hundred thousand ( 500 , 000 ) shares . GENERAL RESOLUTIONS RESOLVED , that any officer of the Corporation is hereby authorized and dir ec ted to take or cause to be taken all such further actions, to cause to be executed and delivered all such further agreements, documents, amendments, req u ests , reports, certificates , and other instruments, in the name and on behalf of the Corporation, a n d to take all such further action, as such officer executing the same in his or her discretion may consider necessary or appropriate , in order to carry out the intent and purposes of the forego i ng resolutions ; FURTHER RESOLVED, that this Consent sha ll have the same force and effect as a majority vo t e cast at a special meeting of the Directors, duly called , noticed, convened and held in accordance with the law , the Articles oflncorporation, and the Bylaws of the Corporation . Dated ; September 2 , 2022 SHAREHOLDERS:

Braden Jones ls/Braden Jones Signature 51% Percent of Voting Shares

GENESIS ELECTRONICS GROUP, INC. CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES A PREFERRED STOCK Genesis Electronics Group, Inc . (the "Company"), a corporation organized and existing under the laws of Nevada, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Articles of Incorporation of the Company, it has adopted resolutions (a) authorizing the creation of Series A Preferred Stock of the Company and (b) providing for the designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, as follows : SECTION 1 . DESIGNATION OF SERIES . The shares of such series shall bedesignated as the "Series A Preferred Stock" and the number of shares initially constituting such series shall be up to One Thousand ( 1 , 000 ) shares . SECTION 2 . DIVIDENDS . The holders of the Series A Preferred Stock shall not be entitled to receive dividends paid on the common stock . SECTION 3 . LIQUIDATION PREFERENCE . The holders of the Series A Preferred Stock shall not be entitled to any liquidation preference . SECTION 4 . VOTING . The holders of the Series A Preferred Stock will have the shareholder voting rights as described in this Section 4 or as required by law . 1. Voting Rights . For so long as any shares of the Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote in an amount equal to fifty one percent ( 51% ) of the total voting power of the Company's shareholders per 1 , 000 shares of Series A Preferred Stock held , The total voting power of the 1 , 000 shares of Series A Preferred Stock shall be fifty - one percent ( 51% ) . Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of Series A Preferred Stock . 2. Amendments to Articles and Bylaws . So l ong as the Series A Preferred Stock is outstanding, the Company shall not, without the affirmative vote of the holders of all outstanding shares of Series A Prefened Stock, voting separately as a class (i) amend, alter or r epeal any provision of the Articles of Incorporation or the Bylaws of the Company so as to adversely affect the designations, preferences, limitations and relative rights of the Series A Preferred Stock, (ii) effect any reclassification of the Series A Preferred Stock, excluding a reverse stock split or forward split, or (iii) designate any additional series of preferred stock, the designation of which adversely effects the rights, privileges, preferences or limitations of the Series A Preferred Stock set forth herein .

4 . 3 . Amendment of Rights of Series A Preferred Stock . The Company shall not , without the affim 1 ative vote of the holders of all outstanding shares of the Series A Preferred Stock, amend, alter or r e peal any provision of this Ce 11 ificate of Designation , provided, however , that the Company may , by any means authorized by law and without any vote of the holders of shares of the Series A Preferred Stock, make technical, corrective , administrative or similar changes in this Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of the Series A Preferred Stock . SECTION 5 . NO CONVERSION RIGHTS . The shares of the Series A Preferred Stock shall have no conversion rights into shares of common stock . SECTION 6 . REDEMPTION RIGHTS . The shares of the Series A Preferred Stock s hall be automatically, and without any required action by the Company or the holders th ereof, redeemed by the Company at their par value on the date that the Company's shares of common s tock first trade on any national securities exchange and such listing is conditioned upon the elimination of the preferential voting rights of the Series A Preferred Stock set forth in this Certificate of D es ignation . SECTION 7 . NOTICES . Any notice required hereby to be given to the holders of shares of the Series A Preferred Stock shall be deemed given if sent by email or deposited in the United States mail, postage prepaid , and addressed to each holder of record at his, her or its addres s appearing on the books of the Company . SECTION 8. MISCELLANEOUS. (a) The headings of the various sections and subsections of this Certificate of Designations are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation. (b) Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law and publish policy. If any provision set forth herein is held to be invalid , unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineff e ctive only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designation would be valid or enforceable if a p er iod of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law. (c) Except as may otherwise be required by law , the shares of the Series A Preferred Stock shall not have any powers, designations, preferences or other special rights , other than those specifically set forth in this Certificate of Designation

GENESIS ELECTRONICS GROUP, INC . CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS O F SERIES B PREFERRED STOCK 1. The name of the corporation is Genesis Electronics Group, Inc . , a Nevada corporation (the "Corporation") . 2. By resolution of the board of directors pursuant to a provision in the articles of incorporation of the Corporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock . This series of the Corporation's Preferred Stock sha ll be designated "Series B Preferred Stock" . The number of shares constituting the Series B Preferred Stock shall be Five Hundred Thousand ( 500 , 000 ) shares . The total face value of this entire series is Five Million Dollars ( 5 , 000 , 000 . 00 ) . Each share of Series B Preferred Stock shall have a stated face value of One Hundred Dollars ( $ 10 . 00 ) ("Share Value"), and is convert i ble into shares of fully paid and non assessable shares of common stock ("Common Stock") of the Corporation in accordance with Section 3 below . The Series B Preferred Stock shall have the rights, preferences and privileges set forth below : Section 1 . Dividends . The holders of outstanding shares of the Series B Preferred Stock (the "Holders") shall be entitled to receive div i dend s pari passu with the holders of Common Stock, except upon a liquidation, dissolution and winding up of the Corporation, as provided below in Section 2 of this Certificate . Such dividends sha ll be paid eq u ally to all outstanding s ha r es of Series B Preferred Stock and Common Stock, on an as - if - converted basis with respect to the Series B Preferred Stock . The right to such dividend on the Series B Preferred Stock shall be cumulative . At the so l e option of the Ho l der, dividends may be converted into Common Stock at the Conversion Price in accordance with Section 3 below . In the event that the Corporation declares a stock dividend, the number of dividend shares distributed to Holder shall not exceed the limits set forth in Section 3 (c) below, Limitations of Conversions , and the remaining balance of dividend shares shall accrne on the books on the Corporation in favor of the Holders . The Holders may at any time request the distribution of accrued dividend shares, subject to the limitations of Section 3 (c) below, by sending a written notice to the Corporation . Section 2 . Liquidation Preference . lo the event of any liquidation, dissolution or winding up of the Corporation, ei t h e r voluntary or involuntary, the holder of each outstanding share of the Series B Prefen - ed Stock shall be en t itled to receive, out of the assets of the Corporation available for distribution to its shareholders upon such liquidation, whether such assets are capital or surplus of any nature, an amount equal to Ten Dollars ( $ 10 . 00 ) for each such share of the Series B Preferred Stock (as adjusted for any combinations, consolidat i ons , stock distributions o r stock dividends with respect to such shares), plus all dividends , if any, declared and unpaid thereon as of the date of such distribution, before any payment shall be made or any assets distributed to the holders of the Common Stock, and, after such payment, the remaining assets of the Corporation shall be distributed to the holders of Common Stock. (a) If the assets to be distributed pursuant to this Section 2 to the holders of the Series B Preferred Stock shall be insufficient to permit the receipt by such holders of the foll preferential amounts aforesaid, then all of such assets shall be distributed among such holders of Series B Preferred Stock ratably in accordance with the number of such shares then held by each such holder . (b) The sale of all or substantially all of the Corporation's assets, any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than fifty percent ( 50% ) of the Corporation's voting power immediately after such consoUdation, merger or reorganization, or any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent ( 50% ) of the Corporation's voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Corporation, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2 . Section 3. Conversion . The Series B Preferred Stock shall be subject to conversion into Common Stock upon the following terms and conditions: (a) Timing and Mechanics of Conversion . The Holder has the right, at any time, at its election, to convert shares of Series B Preferred Stock into shares of Common Stock . The conversion price shall be $ 0 . 00 l (the "Conversion Price"), subject to adjustments described in Section 3 . The number of shares of Common Stock receivable upon conversion of one share of Series B Preferred Stock equals the Share Value divided by the Conversion Price . A conversion notice (the "Conversion Notice") may be delivered to Corporation by method of Holder's choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Holder . If no objection is delivered from the Corporation to the Holder, with respect to any variable or ca l culation reflected in the Conversion Notice within 24 hours of delivery of the Conversion Notice, the Corporation shall have been thereafter deemed to have irrevocably confomed and irrevocably ratified such notice of conversion and waived any objection thereto . The Corporation shall deliver the shares of Common Stock from any conversion to the Holder (in any name directed by the Holder) within three (3) business days of Conversion Notice delive r y . If the Corporation is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer (''FAST") program, then upon request of the Holder and provided that the shares to be issued are eligible for transfer under Rule 144 of the Securities Act of 1933 , as amended (the "Securities Act"), or are effectively registered under the Securities Act, the Corporation shall cause its transfer agent to electronically issue the Common Stock issuable upon conversion to the Holder through the DTC Direct Registration

System ("DRS") . If the Corporation is not participating in the DTC FAST program, then the Corporation agrees in good faith to apply and cause the approval for participation in the DTC FAST program . {b) Conversion Delays . If Corporation fails to deliver shares in accordance with the time - frame stated in this Section 3 , then for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $ 1 , 500 per day shall be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made ; and such penalty may be converted into Common Stock at the Conversion Price or payable in cash, at the sole option of the Ho l der (under the Holder ' s and the Corporation's expectations that any penalty amounts shall tack back to the original date of the issuance of Series B Preferred Stock, consistent with applicable securities laws) . (c) Limitation of Conversions . In no event shall the Holder be entitled to convert any Series B Preferred Stock, such that upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Series B Preferred Stock or the unexercised or unconverted portion of any other security of the Corporation subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of Series B Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4 . 99 % of the outstanding shares of Common Stock . For purposes of the proviso of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section l 3 {d) of the Securities Exchange Act of 1934 , as amended (the "Exchange Act''), and Regulations 13 D - G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further , however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days prior notice to the Corporation, and the provisions of the conve r sion limitation shall continue to apply until such 61 st day (or such later date, as detennined by the Holder, as may be specified in such notice of waiver) . (d) Adjustment to Conversion Price for Stock Dividends, Consolidations and Subdivisions . In case the Corporation at any time after the first issuance of a share of the Series B Prefe 1 Ted Stock shall declare or pay on the Common Stock any dividend in shares of Common Stock, or effect a subdivision of the outstanding shares of the Common Stock into a greater number of shares of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in shares of the Common Stock), or shall combine or consolidate the outstanding shares of the Common Stock into a lesser number of shares of the Common Stock (by recla s sification or otherwise), then, and in each such case, the Conversion Pric e (as previously adjusted) in effect immediately prior to such declaration , payment, subdivision, combination or consolidation shall, concurrently with the effectiveness

(e) (f) of such declaration, payment, subdivision, combination or consolidation, be proportionately adjusted . Adjustments for Reclassifications and Certain Reorganizations . In case the Corporation at any time after the first issuance of a share of the Series B Preferred Stock shall reclassify or otherwise change the outstanding shares of the Common Stock, whether by capital reorganization, reclassification or otherwise, or shall consolidate with or merge with or into any other corporation where the Corporation is not the surviving corporation but not otherwise, then, and in each such case , each outstanding share of the Series B Preferred Stock shall, immediately after the effectiveness of such reclassification , other change, consolidation or merger, be convertible into the type and amount of stock and other securities or property which the holder of that number of shares of the Common Stock into which such share of the Series B Preferred Stock would have been convertible before the effectiveness of such reclassification, other change, consolidation or merger would be entitled to receive in respect of such shares of the Common Stock as the result of such reclassification, other change, consolidation or merger . Fractional Shares . No fractional shares of the Common Stock shall be issuable upon the conversion of shares of the Series B Preferred Stock and the Corporation shall pay the cash equivalent of any fractional share upon such conversion . Reservation of Stock Issuable Upon Conversion . The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of the Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of shares of the Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock ; and if at any time the number of authorized but unissued shares of the Common Stock shall not be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as is necessary to increase its authorized by unissued shares of the Common Stock to such number of shares as shall be sufficient for such purpose . Section 4 . Notices . Any notice required by the provisions of this Certificate of Designation to be given to holders of shares of the Series B Preferred Stock shall be deemed given three days following the date on which mailed by certified mail, return receipt requested, postage prepaid , addressed to such holder at the address last appearing on the books of the Corporation for such holder or given by such holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the principal office of the Corporation, or upon personal delivery to the aforementioned address . Section 5 . Voting Rights . Except as required by law or as specifically provided herein , the Holders of Series B Prefe 1 Ted shall not be entitled to vote, as a separate class or otherwise, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting) ; provided, however , that each Holder of outstanding shares of Series B Preferred shall (g)

be entitled, on the same basis as holders of Common Stock, to receive notice of such action or meeting . Section 6 . Protective Provisions . So long as any shares of the Series B Preferred Stock shall remain outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by l aw) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock voting together as one class alte r or change the rights, preferences or privileges of the shares of the Series B Preferred Stock so as to affect materially and adversely such shares ; or The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its Certificate of Incorporation, bylaws or through any reorganization . , transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designation, and will at all times carry out all the provisions of this Certificate of Designation and take all action as may be required to protect the rights of the Holders . Section 7 . Status of Converted Stock . In the event any shares of the Series B Preferred Stock shall be converted pursuant to Section 3 above, the shares so converted shall be cancelled and shall revert to the Corporation 1 s authorized but unissued Preferred Stock . Section 8 . Transferability . This Series B Preferred Stock shall be transferable and may be assigned by the Holder , to anyone of its choosing without Corporation's approval subject to applicable securities laws . Lender covenants not to engage in any unregistered public distribution of the Series B Preferred Stock when making any assignments . Section 9 . Notices . Any notice required hereby to be given to the holders of shares of the Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder ofrecord at his, her or its address appearing on the books of the Corporation for such holder or given by such holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the principal office of the Corporatjon, or upon personal delivery to the aforementioned address . Section IO. Public Disclosure. The Corporation and the Holder agree not to issue any public statement with respect to the Holder's investment or proposed investment in the Corporation's Series B Preferred Stock, or the tenns of any agreement or covenant without the other party's prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation. Section I I. Miscellaneous . (a) The headings of the various sections and subsections of this Certificate of Designation are for convenience ofreference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation . (b) Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law and public policy . If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designation . No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein . If a court of competent jurisdiction should determine that a provision of thls Certificate of Designation would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicab l e law . (c) Except as may otherwise be required by law, the shares of the Series B Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Certificate of Designation. (d) Notwithstanding anything to the contrary herein, with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all shares of Series B Preferred Stock shall rank junior to all outstanding shares of Series A, B Preferred Stock.